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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934

                   Date of Report:  December 23, 1997
                    (Date of earliest event reported)

                            LIDAK PHARMACEUTICALS
           (Exact name of registrant as specified in its charter)

                                 CALIFORNIA
                 (State or other jurisdiction of incorporation)

	0-18734                                     33-0314804
(Commission File Number)            (IRS Employer Identification No.)

         11077 North Torrey Pines Road, La Jolla, California 92037
        (Address of principal executive offices)          (Zip code)

                                (619) 558-0364
               (Registrants telephone number, including area code)


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Item 5.  OTHER EVENTS

	The registrant incorporates by reference herein the press release dated December 23, 1997, attached hereto as Exhibit 99.

Item 7.	Financial Statements and Exhibits

	(c)	Exhibits

		(i)	Exhibit 99 -- Press Release dated December 23, 1997.




SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




	LIDAK PHARMACEUTICALS

Date:  December 31, 1997 	By:\s\Jeffery B. Weinress
                              --------------------------
                              Jeffery B. Weinress
                              Vice President and Chief Financial Officer




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                                                                EXHIBIT 99
DATE:  DECEMBER 23, 1997         LIDAK PHARMACEUTICALS   CONTACT:Lisa Dawn Katz
                                   NEWS RELEASE          Director, Corporate
RELEASE DATE:  IMMEDIATE                                 Communications &
                                                           Investor Relations
                                                        LIDAK Pharmaceuticals
                                                      (619) 558-0364, ext. 256

                                                        Steven Rouhandeh or
                                                        Jeffrey B. Davis
                                                        StartUp Solutions LLC
                                                        (212) 554-4158

             LIDAK PHARMACEUTICALS SUBMITS NEW DRUG APPLICATION
                        TO MARKET NEW HERPES DRUG

     	LA JOLLA, CALIFORNIA -- December 23, 1997 -- LIDAK Pharmaceuticals (NASDAQ NM:LDAKA) announced today that it has filed a New Drug Application
(NDA) for its herpes drug, LIDAKOL(R), with the U.S. Food and Drug Administration (FDA).

     	With this NDA submission, LIDAK is seeking approval for marketing LIDAKOL (n-docosanol 10% cream) as a topical treatment for recurrent oral herpes (cold sores or fever blisters). LIDAKOL is a therapeutic compound, developed by Company scientists,which has demonstrated a broad spectrum of anti-viral activities and other therapeutic properties in promoting wound healing and in reducing acute inflammatory reactions.

     	"All of us at LIDAK are proud to have achieved this major milestone," said David H. Katz, M.D., president and CEO of LIDAK. "In particular, I want to express my profound appreciation to the LIDAK team which assembled this application in apparently record time. This NDA is the culmination of an intensive research and clinical development program of many years' duration.
We look forward to a positive completion of the FDA review process so that we can make this product available to consumers," Dr. Katz concluded.

     	The NDA has been submitted four months after the successful completion of LIDAK's pivotal Phase 3 clinical trials. Almost 750 patients were evaluated in two double-blind, placebo-controlled studies which evaluated LIDAKOL in the treatment of recurrent oral herpes. The primary endpoint of the studies was overall time-to-healing. Secondary endpoints evaluated percentage of aborted outbreaks and relief of pain symptoms.

      	The primary end-point evaluation of these trials showed that treatment with LIDAKOL resulted in a statistically significant reduction of the healing times of acute herpes episodes versus the placebo control. Contrasting with the 8 to 10 days normal duration of untreated herpes episodes, LIDAKOL-treated patients were healed in an average of 4.1 days from beginning-to-end of their outbreaks.

	     In secondary end-point evaluations, LIDAKOL-treated patients were completely relieved of their major herpes-associated symptoms, such as pain, itching, tingling and burning, significantly faster than the placebo-treated
patients.   Moreover, as observed in previous studies there was a higher incidence of aborted outbreaks in LIDAKOL-treated versus placebo-treated patients.

                                --more--

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DECEMBER 23, 1997
LIDAK PHARMACEUTICALS SUBMITS NEW DRUG APPLICATION
TO MARKET HERPES DRUG
PAGE 2


     Finally, an additional endpoint demonstrated in earlier studies showed that LIDAKOL substantially decreased the duration of viral shedding from active lesions, thereby shortening the most contagious portion of the acute episode when herpes could be transmitted to another person.

     	Herpes simplex virus is one of the most common and easily spread viral infections in the world. In the U.S. alone, one in three adults suffers from the herpes virus. Oral herpes is the more prevalent form, but over 50 million Americans have the genital form of herpes, and there are 500,000 new cases diagnosed each year. There is no currently-known cure for herpes once the disease is contracted.

     	The market potential of a topical cream for the treatment of oral herpes is substantial. Currently, only 18% (or less) of herpes infected patients are treated because the relatively few drugs that have FDA approval are expensive, are variable in effectiveness and no currently approved drug has shown the ability to abort acute outbreaks. Worldwide sales of the most widely used and approved therapy for the treatment of herpes simplex virus, acyclovir/Zovirax(R) (in all of its forms), surpassed $1.3 billion dollars in 1996.

     LIDAK Pharmaceuticals is developing therapeutic products against virally caused diseases, allergies and asthma, inflammatory disorders and cancer.


                                     # # #






     	The information contained in this press release, including any forward looking statements contained herein, should be reviewed in conjunction with the Company's Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth many risks and uncertainties related to the Company's business and such statements, including risks and uncertainties related to drug development and clinical trials. Final review decisions made by the FDA and other regulatory agencies concerning clinical trial results are unpredictable and outside of the influence and/or control of the Company.